UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2017

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

SARNIA, ON--(July 19, 2017) - Lamperd Less Lethal Inc. (OTC:LLLI), an innovation leader in the development of advanced security products and crowd control systems, will host an introduction and display event on Thursday, October 5, 2017 at Lambton College, near the company's headquarters in Sarnia, Ontario, Canada. We will be featuring our latest invention, the Aerial Burst Pepper Spray Grenade which has the following features:

➢	No harmful fallout.

➢	Only weighs 1.5 ounces.

➢	Completely controls everyone within 200 square feet for 20 minutes.

➢	We believe that this is the Public Order product of the future to control large crowds and riots up to hundreds of people.

➢	Lamperd is the only manufacturer of this product to the best of our knowledge.

➢	Once this product catches on with police and military forces, we believe we will have to greatly expand our manufacturing facilities to keep up with demand.

➢	We are anticipating that Homeland Security agencies, around the world, will get interested in this product.

➢	This is the Public Order product of the future. It is extremely unique and there is no other product like it anywhere in the world.

➢	With this product, there should be no need for any police force in the world to be exposed to the risk of situations such as the occurrences at the G20 Summit in Germany, when civil defense products such as this are available.

Showcase Event Details:

This event will be for the benefit of law enforcement, distributors, military professionals and investors. Lamperd representatives will have on display over 300 products from company's product line with special emphasis on the latest developments for today's growing security demands which are designed to be more effective, more economical and safer for everyone involved.

When: Thursday, October 5, 2017 from 8 A.M to 5 P.M. EDT. Private meetings with Lamperd management will also be available on October 4th and 6th by request. Guided tours of the Lamperd Less Lethal research, manufacturing and production facilities in Sarnia may also be arranged for interested parties.

Where: The Grand Ballroom at Lambton College, 1457 London Rd, Sarnia, ON N7S 6K4, Canada.

Grand Ballroom | Lambton College - Connect

Who: This invitation is extended to dealers, distributors, military professionals, senior law enforcement personnel and investors from anywhere in the world.

Cost: Free by reservation only with lunch also provided.

Attendees: Only 350 reservations are available. Please make your reservations as soon as possible by email to: rms7117@yahoo.com. Please include RESERVATIONS in the subject line and expect a prompt response. If you wish to phone please see our home page at www.lllico.com for an 800 toll free number beginning July 25, 2017.

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Lodging and Entertainment available in the Sarnia, Ontario area:

Holiday Inn

Quality Inn

Comfort Inn

Harborfront Inn

Super 8 Hotel

Port Huron, Michigan Hotels across the bridge in the US:

Double Tree by Hilton

Hampton Inn

Holiday Inn Express

Fairfield Marriott

Anyone interested in recreational activities may enjoy the following options:

OLG Casino Point Edward Canadian side of the bridge: http://pointedward.gatewaycasinos.com/

Unlimited golf options on both sides of the border at Sarnia, ON and Port Huron, MI

WE LOOK FORWARD TO MEETING YOU IN OCTOBER

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

www.lllico.com or www.lamperdlesslethal.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: July 19, 2017	By:	/s/ Barry Lamperd
Barry Lamperd
President

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